UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2026

The Elmet Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-43245	33-1881598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Fore Street, Suite 301

Portland, Maine 04101

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (207) 518-6791

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of ERT President

On November 10, 2026, Mr. Jake Homiller, who currently serves as a member of the board of directors (the “Board”) of The Elmet Group Co. (the “Company”), was appointed by the Board to be the President of the Company’s newest division, Elmet Refining and Trading (“ERT”). In connection with this appointment, Mr. Homiller resigned from his membership of the Company’s Compensation Committee and Nominating and Governance Committee but will continue to serve as a member of the Company’s Board.

In addition to being appointed President of ERT, Mr. Homiller, age 56, has served as a member of our Board since April 2026. Prior to his appointment as President of ERT, Mr. Homiller served as the Chief Executive Officer of CarbiCrete Inc. (“CarbiCrete”), a Montreal-based carbon removal technology company, which position he has held since joining the company in February 2024. Prior to joining CarbiCrete, Mr. Homiller served as President and Chief Executive Officer of H.C. Starck from April 2020 through the Company’s acquisition of H.C. Starck in late 2023. Mr. Homiller also served in senior global leadership roles with A.W. Chesterton Company as Senior Vice President of Global Business Management and Chief Sales Officer from September 2015 to April 2020, as well as with Cabot Corporation from April 2004 to July 2015. Mr. Homiller received a Master of Business Administration with a concentration in Operations from The Wharton School, a Master of International Studies from The University of Pennsylvania and a Bachelor of Arts in Economics from Tufts University.

There is no arrangement or understanding between Mr. Homiller and any other person pursuant to which Mr. Homiller was selected as an officer, and Mr. Homiller does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Act of 1934, as amended. There is no family relationship between Mr. Homiller and any director or executive officer of the registrant.

Homiller Offer Letter

In connection with his appointment, the Company and Mr. Homiller entered into an agreement substantially in the form of the Company’s Form of Executive Employment Letter, whereby Mr. Homiller will receive an annual base salary of $300,000 and be eligible for an annual incentive bonus of between 50% and 100% of his base salary depending upon the Company’s, ERT’s and Mr. Homiller’s performance in a given year, to be awarded at the discretion of the Compensation Committee of the Board. Mr. Homiller will additionally receive a one-time signing bonus of $25,000, be eligible to receive an RSU award with a grant date value of $450,000, subject to receipt of required approvals and vesting over a four year period, and will be eligible to participate in the Company’s benefit plans, including the Company’s 401(k) plan. Mr. Homiller’s employment with the Company will be “at will” and may be terminated by either the Company or Mr. Homiller at any time, with or without cause or notice.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Form of Executive Employment Letter (incorporated by reference to Exhibit 10.36 of the Company’s Registration Statement on Form S-1 (File No. 333-294725), filed with the SEC on April 14, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2026	The Elmet Group Co.

	By:	/s/ Peter V. Anania
	Name:	Peter V. Anania
	Title:	Chief Executive Officer and Chairman

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